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                                         EXHIBIT 21

                                        SUBSIDIARIES


                                    State of              Name Under Which
Name                                Incorporation         Business is Done
--------------------------------------------------------------------------------------------

Information Decisions, Inc.         Michigan               SofTech

Workgroup Technology Corporation    Delaware               Workgroup Technology Corporation

SofTech GmbH                        Germany                SofTech GmbH

SofTech Technologies Ltd.           United Kingdom         Inactive

Adra Systems Srl                    Italy                  Adra Systems Srl

Adra Systems Sarl                   France                 Adra Systems Sarl

SofTech Acquisition Corporation     Delaware               Inactive

Compass, Inc.                       Massachusetts          Inactive

System Constructs, Inc.             New York               Inactive

SofTech Investments, Inc.           Massachusetts          Inactive

AMG Associates, Inc.                Maryland               Inactive

Ram Design & Graphics Corp.         North Carolina         Inactive



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